UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 24, 2009

Summit Financial Group, Inc.

(Exact name of registrant as specified in its charter)

   West Virginia                                                                          No. 0-16587                                                                                       55-0672148
      (State or other jurisdiction of                                                                                   (Commission File Number)                                                                                (I.R.S. Employer
          incorporation or organization)                                                                                                                                                                  Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                                Unregistered Sales of Equity Securities

On September 30, 2009, Summit Financial Group, Inc. (“Summit”) sold in a private placement $3.71 million of a new series of 8% Non-Cumulative Convertible Preferred Stock, Series 2009, $1.00 par value, with a liquidation preference of $1,000 per share (the “Preferred Stock”), based on the private placement exemption under Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 of Regulation D. Pursuant to the terms of the private placement, Summit issued 3,710 shares of the Preferred Stock, the terms of which are more fully described in the amendment to the articles of incorporation filed with the West Virginia Secretary of State on September 30, 2009, designating voting and other powers, preferences and relative, participating, optional and other rights, and the qualifications limitations and restrictions of the Preferred Stock.  The Preferred Stock will qualify as Tier 1 capital for regulatory capital purposes.  The proceeds of the sale of the Preferred Stock and the proceeds of the issuance of the subordinated debt described under Item 8.01 “Other Events” will be used to augment the capital of Summit Community Bank, Summit’s wholly-owned subsidiary.

The terms of the Preferred Stock provide that the Preferred Stock may be converted into common stock under three different scenarios.  First, the Preferred Stock may be converted at the holder’s option, on any dividend payment date, at the option of the holder, into shares of common stock based on a conversion rate determined by dividing $1,000 by $5.50, plus cash in lieu of fractional shares and subject to anti-dilution adjustments.  Second, after three years, on or after June 1, 2012, Summit may, at its option, on any dividend payment date, convert some or all of the Preferred Stock into shares of Summit’s common stock at the then applicable conversion rate.  Summit may exercise this conversion right if, for 20 trading days within any period of 30 consecutive trading dates during the six months immediately preceding the conversion, the closing price of the common stock exceeds 135% of $5.50.  Third, after ten years, on June 1, 2019, all of the Preferred Stock will be converted at the then applicable conversion price.  Adjustments to the conversion price will be made in the event of a stock dividend, stock split, reclassification, reorganization, merger or other similar transaction.

The Preferred Stock will pay noncumulative dividends, if and when declared by the board of directors, at a rate of 8.0% per annum.  Dividends declared will be payable quarterly in arrears on the 1st day of March, June, September and December of each year.

Item 3.03.                                Material Modification to Rights of Security Holders

Under the amendment to Summit’s articles of incorporation filed on September 30, 2009, the Preferred Stock will rank senior to Summit’s common stock and pari passu with other preferred stock, other than preferred stock which by their terms rank junior to any existing preferred stock.  Holders of the Preferred Stock will have no voting rights, except as otherwise required by law or Summit’s articles of incorporation and are not entitled to any preemptive or preferential rights to purchase any of Summit’s securities.  For so long as any Preferred Stock is outstanding, no dividends may be declared or paid on junior preferred stock, preferred stock ranking pari passu with the Preferred Stock, or common stock (other than in the case of pari passu preferred stock and dividends on a pro rata basis with the Preferred Stock), nor may Summit repurchase or redeem any junior preferred shares, preferred shares ranking pari passu with the Preferred Stock or common shares, unless the full dividend for the latest completed dividend period has been declared and paid in full.

In addition to the foregoing, the information set forth under “Item 3.02 Unregistered Sales of Equity Securities” is incorporated herein by reference.

Item 5.03.                                Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 30, 2009, Summit filed an amendment to its articles of incorporation with the West Virginia Secretary of State’s Office for the purpose of designating the Preferred Stock’s voting and other powers, preferences and relative, participating, optional and other rights, and the qualifications limitations and restrictions.

A copy of the amendment to the articles of incorporation setting forth the terms of the Preferred Stock and the specimen certificate of the Preferred Stock, which represents the form of certificate that will be issued to holders of the Preferred Stock, are attached as Exhibit 3.1 and Exhibit 4.1, respectively, and are incorporated by reference herein.

Item 8.01.                                Other Events

Current Regulatory Matters

On September 24, 2009, Summit Community Bank, Inc. (the “Bank”), a wholly-owned subsidiary of the Company entered into an informal Memorandum of Understanding (“MOU”) with the FDIC and the West Virginia Division of Banking.  A memorandum of understanding is characterized by regulatory authorities as an informal action that is not published or publicly available and that is used when circumstances warrant a milder form of action than a formal supervisory action, such as a formal written agreement or order. Among other things, under the MOU, Summit’s management team has agreed to address the following matters relative to the Bank:

•	increased monitoring of the Bank’s current financial position;

•
approval of an internally-prepared written risk assessment of all business activities and product lines of the Bank and the establishment of goals and limitations for each such business activity or product identified as containing elevated degrees of risk;

•	achieving and maintaining a minimum Tier 1 leverage capital ratio of at least 8% and a total-risk-based capital ratio of at least 11%;

•	providing prior notice of any declaration of intent to pay cash dividends;

•	reviewing the adequacy of the Bank’s loan policies and approve necessary changes to strengthen credit administration and risk identification;

•	reviewing the investment policy and approving changes as appropriate;

•	reviewing the organizational structure of the Bank’s lending department;

•	providing the Bank’s regulatory authorities with updated reports of criticized assets and/or formal work-out plans for all nonperforming borrowers with outstanding balances exceeding $1.0 million;

•	establishing procedures to report all loans with balances exceeding $500,000 that have credit weaknesses or that fall outside of the Bank’s policy;

•	maintaining an adequate allowance for loan and lease losses through charges to current operating income;

•	employing a qualified independent third party to assess the procedures used to estimate the Bank’s allowance for loan and lease losses in accordance with FAS 5 and FAS 114;

•	preparing an updated comprehensive budget and earnings forecast for the bank;

•	developing a comprehensive three-year strategic plan for the bank; and

•	providing quarterly progress reports to the Bank’s regulatory authorities detailing steps taken to comply with the Memorandum of Understanding.

Summit and the Bank are committed to addressing and resolving the issues raised by their principal banking regulators, and the Board of Directors and management of each have initiated corrective actions to comply with the provisions of the MOU.

In addition to the MOU, Summit received a letter from the Federal Reserve Bank of Richmond dated September 1, 2009, that requires Summit to suspend all cash dividends on its common stock until further notice.  Dividends on all preferred stock, including the Series 2009 preferred stock, as well as interest payments on subordinated notes underlying Summit’s trust preferred securities, continue to be permissible.  However, such dividends and interest payments on Summit’s preferred stock and trust preferred debt are subject to future review by the Federal Reserve should Summit continue to experience deterioration in our financial condition.

Although dividends from the Bank are Summit’s principal source of funds to pay dividends and interest payments on Summit’s common stock, preferred stock, trust preferred debt and subordinated debt, Summit currently has sufficient cash on hand to continue to service its trust preferred and subordinated debt obligations as well as the expected dividend payments on its Preferred Stock through at least 2011.  Nevertheless, Summit can make no assurances that it will continue to have sufficient funds available for distributions to the holders of our Preferred Stock or that such dividends will continue to be permitted by our regulatory authorities.

The MOU will remain in effect until modified, terminated, lifted, suspended or set aside by the FDIC and the West Virginia Division of Banking.

Issuance of Subordinated Debt

On September 30, 2009, Summit issued $800,000 in subordinated debt to an unaffiliated investor.  The debt was issued at an interest rate of 10% and will be redeemable by Summit on or after the fifth anniversary of issuance and will be due and payable in ten (10) years.  The subordinated debt will be treated as Tier 2 capital for regulatory capital purposes at the holding company level.  The proceeds of the subordinated debt and the proceeds of the sale of the Preferred Stock described in Item 3.02 “Unregistered Sale of Equity Securities” will be used to augment the capital of Summit Community Bank, Inc.

Item 9.01.                                Financial Statements and Exhibits

(d)           Exhibits.

3.1           Articles of Amendment to Articles of Incorporation
4.1	Form of Certificate Representing the 8.00% Non-Cumulative Convertible Preferred Stock, Series 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2009	SUMMIT FINANCIAL GROUP, INC.

By: /s/ Julie R. Cook______________________________

Julie R. Cook

                                                       Vice President, Chief Accounting Officer